UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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□	Soliciting Material Under Rule 14a-12

INTERNATIONAL GAME TECHNOLOGY

(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 6, 2013, the Ader Group issued a press release announcing that it has filed an investor presentation with the U.S. Securities and Exchange Commission, in connection with the Ader Group’s solicitation of proxies for the election of its director nominees at the 2013 annual meeting of stockholders of International Game Technology. A copy of such press release is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Ader Group Files Detailed Investor
Presentation And Plan For IGT Proxy

Urges Shareholders to Support Needed Change on the IGT Board by Voting
FOR the Ader Group's Highly-Qualified, Forward-Looking Nominees on the
GOLD Proxy Card Today

NEW YORK, Feb. 6, 2013 /PRNewswire/ -- The Ader Group today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission.

The Ader Group is urging shareholders to vote the GOLD proxy card to elect its three highly-qualified, forward-looking nominees, Raymond J. Brooks, Jr. , Charles N. Mathewson and Daniel B. Silvers , at IGT's upcoming annual meeting scheduled for March 5, 2013.

The investor presentation is available at the SEC's website and can also be viewed by visiting WWW.RESCUEIGT.COM.

The presentation highlights:

•	How the decline in shareholder value and the company's casino gaming business in recent years supports the Ader Group's belief that change is needed in the IGT boardroom.

•	The reasons underlying the Ader Group's belief that the company has made a series of poor capital allocation decisions, including overpriced acquisitions outside of IGT's core business strategy and poorly-conceived share buybacks.

•	The Ader Group's plan for value creation at IGT, which focuses on:

•	Significant Revenue Enhancement Opportunities in both Gaming Operations and Product Sales, including (i) improvements to IGT's mix and market share in Gaming Operations by refocusing on highly profitable business lines, (ii) exploiting IGT's global reach with an emphasis on improving efforts in the higher-growth Asian and Latin American markets and (iii) repositioning IGT for an upswing in the domestic replacement cycle.
•	Seeking substantial cost savings in areas such as (i) Selling, general & administrative expenses, where savings would, in part, focus on significantly curtailing the use of IGT's recently acquired Gulfstream V private jet and (ii) cost of goods sold where we believe there may be a number of margin improvement opportunities.

•	The compelling qualifications of the Ader Group's three nominees, who the Ader Group believes are the director candidates best positioned to reverse the value destruction and create value for ALL IGT shareholders.

IGT shareholders are urged to vote the GOLD proxy card today. Shareholders needing assistance in voting their GOLD proxy card should call the Ader Group's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8621 (banks and brokers call collect at (212) 750-5833).

About Ader Investment Management LP

Ader Investment Management LP is a Delaware limited partnership that was founded in 2003.  Ader Investment Management LP is an SEC-registered investment adviser with its principal place of business located in New York, New York.  Ader Investment Management LP began conducting business in 2003, under the name of Hayground Cove Associates LP.  In June 2011, Hayground Cove Associates LP changed its name to Ader Investment Management LP.  Mr. Jason Ader is the sole principal of the firm, and is also the managing member and sole principal of the firm's general partner, Ader Fund Management LLC.

The principal investment advisory business of Ader Investment Management LP is the management of investment portfolios consisting primarily of equity securities on behalf of certain private funds and separately managed accounts.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr. , Charles N. Mathewson and Daniel B. Silvers (the "Ader Nominees") as nominees to the board of directors of International Game Technology (the "Company") and is soliciting votes for the election of the Ader Nominees as members of the board.  The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company's 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission ("SEC") at the SEC's web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long /Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader , Daniel B. Silvers , Andrew P. Nelson and Laura T. Conover-Ferchak .  The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company's stockholders of proxies in favor of the Ader Nominees.  Such participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes "forward-looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology.  Such statements are not guarantees of future performance or activities.  Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

SOURCE The Ader Group